Exhibit 99.1
NEWPARK RESOURCES REPORTS SECOND QUARTER 2024 RESULTS

The Woodlands, Texas – August 5, 2024 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for the three and six months ended June 30, 2024.
SECOND QUARTER 2024 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Net income of $8.0 million, or $0.09 per diluted share
•Adjusted Net Income of $10.4 million, or $0.12 per diluted share
•Adjusted EBITDA +18% to $23.4 million
•Adjusted EBITDA margin of 13.1%, +230 basis points
•Total Debt of $58 million, Net Debt of $23 million and Net Leverage of 0.3x as of June 30, 2024

	Second Quarter
(In millions)	2024	2023	Change
Revenues	$179.0	$183.3	$(4.3)
Operating income	$13.3	$5.9	$7.4
Net cash provided by operating activities	$27.6	$7.4	$20.2
Free Cash Flow	$21.9	$0.6	$21.3
Fluids Systems Segment
Revenues	$112.2	$135.2	$(23.0)
Operating income	$2.3	$2.0	$0.3
Adjusted EBITDA	$5.2	$8.8	$(3.6)
Operating margin (%)	2.1%	1.5%	60	bps
Adjusted EBITDA margin (%)	4.6%	6.5%	-190	bps
Industrial Solutions Segment
Revenues	$66.8	$48.1	$18.7
Operating income	$19.4	$12.8	$6.6
Adjusted EBITDA	$24.8	$18.1	$6.7
Operating margin (%)	29.0%	26.6%	240	bps
Adjusted EBITDA margin (%)	37.1%	37.7%	-60	bps
MANAGEMENT COMMENTARY
“We delivered a strong second quarter performance, as Industrial Solutions segment revenue increased nearly 40% on an organic basis versus the prior-year period,” stated Matthew Lanigan, President and CEO of Newpark. “Industrial Solutions revenue growth was supported by a combination of fleet expansion and a continued shift in customer preference from legacy, wood-based mats toward our DURA-BASE composite-based matting system. Product sales increased to an all-time quarterly record in the second quarter, while rental revenue increased 9% versus the prior-year period.”
“We remain highly focused on driving performance excellence across all aspects of our organization as we seek to maximize operating leverage and capital efficiency,” continued Lanigan. “In the second quarter, this strategic focus translated to significant year-over-year growth in adjusted EBITDA, adjusted net income and free cash flow conversion, while providing us with improved balance sheet optionality to support our capital allocation priorities.”
“To that end, our capital allocation strategy continues to prioritize investments in our rental fleet, return of capital through our share repurchase authorization, and opportunistic inorganic growth within both existing and complementary worksite access markets,” noted Lanigan. “We generated free cash flow of $22 million in the second quarter while net leverage declined to 0.3x as of June 30, 2024.”
Lanigan continued, “With regard to the Fluids Systems sale process, our entire organization has worked tirelessly on all aspects of diligence and separation planning, with an eye on a mid-year completion. Our international business continues to operate at a very strong level, contributing more than 70% of the segment’s global revenues and on pace for a record year in both EBITDA and returns, however, the natural complexities of the global business are extending the process timeline beyond our targeted dates. While impacting our timing expectations, we remain committed to achieving a resolution to our strategic review process and continue to work diligently to achieve this goal in the third quarter.”
“Today, we are reiterating our full-year 2024 financial guidance for our Industrial Solutions segment,” concluded Lanigan. “While the third quarter is typically a seasonally softer period of the year for our business, with activity levels generally below second quarter levels, we remain encouraged by the longer-term demand outlook across our core end-markets, as we continue to expand our market.”
BUSINESS UPDATE
Newpark is engaged in a multi-year business transformation plan designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments in opportunities with superior return profiles, together with a programmatic return of capital program.
During the second quarter 2024, Newpark continued to deliver on its business transformation plan, highlighted by the following (all comparisons versus the prior year period unless otherwise noted):
•Rental demand strengthens in the second quarter 2024. Industrial Solutions revenue from specialty rental increased 9% for the second quarter of 2024, somewhat mitigating a lower contribution from associated services. Total rental and services declined 9%.
•Robust product sales demand. Revenues from product sales achieved a quarterly record $30 million, primarily driven by strong demand from the power transmission sector and project timing.
•Fluids Systems segment continues momentum in international operations. The segment delivered strong international revenue growth in the second quarter of 2024, with international operations contributing 71% of Fluids Systems revenue in the quarter. Newpark’s Eastern Hemisphere revenue increased 2% to $66 million and Canada increased 28% to $13 million.
•Delivered margin expansion. Consolidated gross margin increased 370 basis points year-over-year to 21.7%, benefiting from a higher contribution from Industrial Solutions and improving Fluids Systems fundamentals. Adjusted EBITDA margin improved 230 basis points to 13.1% in the second quarter of 2024. For the quarter, Industrial Solutions segment Adjusted EBITDA margin was 37.1% and Fluids Systems segment Adjusted EBITDA margin was 4.6%.
•Robust return of capital program. In February 2024, the Board of Directors increased the authorization for repurchases of common stock up to $50.0 million. In 2023, Newpark repurchased more than $30 million of its common equity, representing more than 7% of total shares outstanding. No share repurchases were made in the first half of 2024, due to trading blackout restrictions associated with the ongoing Fluids Systems segment sale process.
FINANCIAL PERFORMANCE
In the second quarter 2024, Newpark generated net income of $8.0 million, or $0.09 per diluted share, on total revenue of $179.0 million, compared to net income of $1.7 million, or $0.02 per diluted share, on total revenue of $183.3 million, in the prior year period.

The Company reported second quarter Adjusted Net Income of $10.4 million, or $0.12 per diluted share, compared to Adjusted Net Income of $6.8 million, or $0.08 per diluted share, in the prior year period. Newpark reported Adjusted EBITDA of $23.4 million in the second quarter of 2024, or 13.1% of total revenue, compared to $19.8 million, or 10.8% of total revenue, in the second quarter of 2023.
The Industrial Solutions segment generated revenues of $66.8 million in the second quarter of 2024, compared to $48.1 million in the prior year period. Segment operating income was $19.4 million in the second quarter, compared to $12.8 million in the prior year period.
The Fluids Systems segment generated revenues of $112.2 million in the second quarter of 2024, compared to $135.2 million in the prior year period. Segment operating income was $2.3 million in the second quarter, compared to $2.0 million in the prior year period. The second quarter 2024 Fluids Systems segment operating income includes $1.1 million in facility exit costs, transaction expenses related to the ongoing Fluids Systems segment sale process, and severance costs. The second quarter 2023 Fluids Systems operating income included $4.9 million in total charges including $2.1 million of net facility exit and severance costs as well as $2.8 million of non-cash impairment charges related to inventory and long-lived assets associated with the exit of certain operations.
Corporate office expenses were $8.4 million in the second quarter of 2024, compared to $8.9 million in the prior year period. The second quarter 2024 corporate office expenses include $1.6 million in transaction expenses related to the ongoing Fluids Systems segment sale process. The second quarter 2023 corporate office expenses included $0.9 million of severance expense associated with restructuring actions as well as $0.8 million of costs related to strategic planning projects.
BALANCE SHEET AND LIQUIDITY
As of June 30, 2024, Newpark had total cash of $35.1 million, substantially all of which resides within our international Fluids Systems subsidiaries, and available liquidity under its ABL credit facility of $74.4 million. At the end of the second quarter, the Company had total Net Debt outstanding of $23 million, or 0.3x its trailing twelve-month Adjusted EBITDA as of June 30, 2024.
Newpark generated $27.6 million of operating cash flow in the second quarter of 2024. Capital investments totaled $6 million, net, in the second quarter of 2024, primarily related to the expansion of Newpark’s composite matting rental fleet.
FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of August 5, 2024 and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the full year 2024, Newpark currently anticipates the following:
•Industrial Solutions segment revenue in a range of $230 million to $240 million and segment Adjusted EBITDA in a range of $80 million to $85 million
•Total Industrial Solutions capital expenditures in a range of $30 million to $35 million
SECOND QUARTER 2024 RESULTS CONFERENCE CALL
A conference call will be held Tuesday, August 6, 2024 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://investor.newpark.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Individuals can also participate by teleconference dial-in.
To participate in the live teleconference:

Domestic Live:	800-267-6316
International Live:	203-518-9783
Conference ID:	NRQ224
To listen to a replay of the teleconference, which subsequently will be available through August 13, 2024:

Domestic Replay:	888-219-1263
International Replay:	402-220-4943
ABOUT NEWPARK RESOURCES
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our exploration of strategic alternatives for the long-term positioning of our Fluids Systems division, including the ongoing sale process as well as whether any such transaction will be consummated on the anticipated timeline or at all; divestitures; the worldwide oil and natural gas industry; our ability to generate internal growth; economic and market conditions that may impact our customers’ future spending; our customer concentration and reliance on the U.S. exploration and production market; our international operations; the ongoing conflicts in Europe and the Middle East; operating hazards present in the oil and natural gas and utilities industries and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’

ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
IR CONTACT
Noel Ryan or Paul Bartolai
Investors@Newpark.com

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues	$179,009	$169,107	$183,256	$348,116	$383,286
Cost of revenues	140,084	134,587	150,170	274,671	314,908
Selling, general and administrative expenses	26,381	24,344	25,576	50,725	50,986
Other operating (income) loss, net	(755)	(1,683)	(1,184)	(2,438)	(1,445)
Impairments and other charges	—	—	2,816	—	2,816
Operating income	13,299	11,859	5,878	25,158	16,021

Foreign currency exchange (gain) loss	128	(31)	(102)	97	217
Interest expense, net	1,796	1,750	2,146	3,546	4,235
Income before income taxes	11,375	10,140	3,834	21,515	11,569

Provision for income taxes	3,335	2,847	2,132	6,182	4,247
Net income	$8,040	$7,293	$1,702	$15,333	$7,322

Calculation of EPS:
Net income - basic and diluted	$8,040	$7,293	$1,702	$15,333	$7,322

Weighted average common shares outstanding - basic	85,473	85,001	85,761	85,237	87,159
Dilutive effect of stock options and restricted stock awards	2,153	2,244	1,712	2,198	1,853
Weighted average common shares outstanding - diluted	87,626	87,245	87,473	87,435	89,012

Net income per common share - basic:	$0.09	$0.09	$0.02	$0.18	$0.08
Net income per common share - diluted:	$0.09	$0.08	$0.02	$0.18	$0.08

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues
Fluids Systems	$112,218	$120,140	$135,181	$232,358	$279,355
Industrial Solutions	66,791	48,967	48,075	115,758	103,931
Total revenues	$179,009	$169,107	$183,256	$348,116	$383,286

Operating income (loss)
Fluids Systems	$2,345	$6,836	$1,965	$9,181	$5,431
Industrial Solutions	19,392	12,936	12,774	32,328	27,257
Corporate office	(8,438)	(7,913)	(8,861)	(16,351)	(16,667)
Total operating income	$13,299	$11,859	$5,878	$25,158	$16,021

Segment operating margin
Fluids Systems	2.1%	5.7%	1.5%	4.0%	1.9%
Industrial Solutions	29.0%	26.4%	26.6%	27.9%	26.2%
Fluids Systems operating income for the three months and six months ended June 30, 2023 included a $2.1 million and $4.4 million, respectively, loss associated with our now exited Gulf of Mexico operations.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$35,087	$38,594
Receivables, net	158,834	168,457
Inventories	127,421	141,079
Prepaid expenses and other current assets	10,284	9,094
Total current assets	331,626	357,224

Property, plant and equipment, net	205,076	195,289
Operating lease assets	19,555	20,731
Goodwill	47,259	47,283
Other intangible assets, net	15,580	17,114
Deferred tax assets	3,553	2,628
Other assets	2,151	2,067
Total assets	$624,800	$642,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$17,591	$16,916
Accounts payable	69,153	70,087
Accrued liabilities	40,162	49,281
Total current liabilities	126,906	136,284

Long-term debt, less current portion	40,392	58,117
Noncurrent operating lease liabilities	16,587	17,404
Deferred tax liabilities	6,843	8,307
Other noncurrent liabilities	7,463	6,860
Total liabilities	198,191	226,972

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,669,464 shares issued, respectively)	1,117	1,117
Paid-in capital	631,497	639,645
Accumulated other comprehensive loss	(66,084)	(62,839)
Retained earnings	26,137	10,773
Treasury stock, at cost (25,202,455 and 26,471,738 shares, respectively)	(166,058)	(173,332)
Total stockholders’ equity	426,609	415,364
Total liabilities and stockholders’ equity	$624,800	$642,336

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$15,333	$7,322
Adjustments to reconcile net income to net cash provided by operations:
Impairments and other non-cash charges	—	2,816
Depreciation and amortization	14,835	15,803
Stock-based compensation expense	3,122	3,298
Provision for deferred income taxes	(2,196)	(916)
Credit loss expense	1,040	464
Gain on sale of assets	(1,049)	(1,649)
Gain on insurance recovery	(874)	—
Amortization of original issue discount and debt issuance costs	260	274
Change in assets and liabilities:
Decrease in receivables	4,369	39,324
(Increase) decrease in inventories	12,158	(3,440)
Increase in other assets	(1,524)	(3,187)
Increase (decrease) in accounts payable	647	(14,453)
Decrease in accrued liabilities and other	(6,590)	(8,808)
Net cash provided by operating activities	39,531	36,848

Cash flows from investing activities:
Capital expenditures	(20,468)	(15,347)
Proceeds from divestitures	—	18,086
Proceeds from sale of property, plant and equipment	2,042	2,304
Proceeds from insurance property claim	1,385	—
Net cash provided by (used in) investing activities	(17,041)	5,043

Cash flows from financing activities:
Borrowings on lines of credit	87,444	149,253
Payments on lines of credit	(101,077)	(167,435)
Purchases of treasury stock	(4,332)	(21,966)
Proceeds from employee stock plans	17	—
Other financing activities	(7,040)	(2,864)
Net cash used in financing activities	(24,988)	(43,012)

Effect of exchange rate changes on cash	(961)	332

Net decrease in cash, cash equivalents, and restricted cash	(3,459)	(789)
Cash, cash equivalents, and restricted cash at beginning of period	38,901	25,061
Cash, cash equivalents, and restricted cash at end of period	$35,442	$24,272

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Net Income, Adjusted Net Income Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA Margin, Net Debt, and Net Leverage.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Net Income and Adjusted Net Income Per Common Share
The following tables reconcile the Company’s net income and net income per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Net Income and Adjusted Net Income Per Common Share:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income (loss) (GAAP)	$8,040	$7,293	$1,702	$15,333	$7,322
Fluids Systems sale process transaction expenses	1,859	2,256	—	4,115	—
Impairments and other charges	—	—	2,816	—	2,816
Gain on insurance recovery	—	(874)	—	(874)	—
Gain on legal settlement	—	(550)	—	(550)	—
Facility exit costs and other, net	741	—	2,107	741	4,399
Severance costs	212	1,147	1,169	1,359	2,124
Tax on adjustments	(435)	(416)	(1,019)	(851)	(1,701)
Adjusted Net Income (non-GAAP)	$10,417	$8,856	$6,775	$19,273	$14,960

Adjusted Net Income (non-GAAP)	$10,417	$8,856	$6,775	$19,273	$14,960

Weighted average common shares outstanding - basic	85,473	85,001	85,761	85,237	87,159
Dilutive effect of stock options and restricted stock awards	2,153	2,244	1,712	2,198	1,853
Weighted average common shares outstanding - diluted	87,626	87,245	87,473	87,435	89,012

Adjusted Net Income Per Common Share - Diluted (non-GAAP):	$0.12	$0.10	$0.08	$0.22	$0.17

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following table reconciles the Company’s net income calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues	$179,009	$169,107	$183,256	$348,116	$383,286

Net income (GAAP)	$8,040	$7,293	$1,702	$15,333	$7,322
Interest expense, net	1,796	1,750	2,146	3,546	4,235
Provision for income taxes	3,335	2,847	2,132	6,182	4,247
Depreciation and amortization	7,424	7,411	7,908	14,835	15,803
EBITDA (non-GAAP)	20,595	19,301	13,888	39,896	31,607
Fluids Systems sale process transaction expenses	1,859	2,256	—	4,115	—
Impairments and other charges	—	—	2,816	—	2,816
Gain on insurance recovery	—	(874)	—	(874)	—
Gain on legal settlement	—	(550)	—	(550)	—
Facility exit costs and other, net	741	—	1,944	741	4,236
Severance costs	212	1,147	1,169	1,359	2,124
Adjusted EBITDA (non-GAAP)	$23,407	$21,280	$19,817	$44,687	$40,783
Adjusted EBITDA Margin (non-GAAP)	13.1%	12.6%	10.8%	12.8%	10.6%

Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net cash provided by operating activities (GAAP)	27,581	11,950	7,404	39,531	36,848
Capital expenditures	(6,586)	(13,882)	(8,375)	(20,468)	(15,347)
Proceeds from sale of property, plant and equipment	899	1,143	1,564	2,042	2,304
Free Cash Flow (non-GAAP)	$21,894	$(789)	$593	$21,105	$23,805

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following tables reconcile the Company’s segment operating income calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Fluids Systems	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues	$112,218	$120,140	$135,181	$232,358	$279,355
Operating income (loss) (GAAP)	$2,345	$6,836	$1,965	$9,181	$5,431
Depreciation and amortization	1,750	1,745	1,961	3,495	3,936
EBITDA (non-GAAP)	4,095	8,581	3,926	12,676	9,367
Fluids Systems sale process transaction expenses	304	313	—	617	—
Impairments and other charges	—	—	2,816	—	2,816
Gain on insurance recovery	—	(807)	—	(807)	—
Facility exit costs and other, net	741	—	1,944	741	4,236
Severance costs	36	515	148	551	1,103
Adjusted EBITDA (non-GAAP)	$5,176	$8,602	$8,834	$13,778	$17,522
Operating Margin (GAAP)	2.1%	5.7%	1.5%	4.0%	1.9%
Adjusted EBITDA Margin (non-GAAP)	4.6%	7.2%	6.5%	5.9%	6.3%

Industrial Solutions	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues	$66,791	$48,967	$48,075	$115,758	$103,931
Operating income (GAAP)	$19,392	$12,936	$12,774	$32,328	$27,257
Depreciation and amortization	5,215	5,181	5,277	10,396	10,534
EBITDA (non-GAAP)	24,607	18,117	18,051	42,724	37,791
Gain on insurance recovery	—	(67)	—	(67)	—
Gain on legal settlement	—	(550)	—	(550)	—
Severance costs	175	518	92	693	92
Adjusted EBITDA (non-GAAP)	$24,782	$18,018	$18,143	$42,800	$37,883
Operating Margin (GAAP)	29.0%	26.4%	26.6%	27.9%	26.2%
Adjusted EBITDA Margin (non-GAAP)	37.1%	36.8%	37.7%	37.0%	36.5%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin - Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	June 30, 2024
Revenues	$198,498	$167,816	$169,107	$179,009	$714,430
Net income (loss) (GAAP)	$7,670	$(476)	$7,293	$8,040	$22,527
Interest expense, net	2,027	1,919	1,750	1,796	7,492
Provision for income taxes	3,995	2,424	2,847	3,335	12,601
Depreciation and amortization	7,704	7,865	7,411	7,424	30,404
EBITDA (non-GAAP)	21,396	11,732	19,301	20,595	73,024
Fluids Systems sale process transaction expenses	892	894	2,256	1,859	5,901
Impairments and other charges	—	3,540	—	—	3,540
Gain on insurance recovery	—	—	(874)	—	(874)
Gain on legal settlement	—	—	(550)	—	(550)
Facility exit costs and other, net	358	—	—	741	1,099
Severance costs	506	29	1,147	212	1,894
Adjusted EBITDA (non-GAAP)	$23,152	$16,195	$21,280	$23,407	$84,034
Adjusted EBITDA Margin (non-GAAP)	11.7%	9.7%	12.6%	13.1%	11.8%

Fluids Systems	Three Months Ended				TTM
(In thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	June 30, 2024
Revenues	$141,236	$121,361	$120,140	$112,218	$494,955
Operating income (loss) (GAAP)	$7,573	$(1,147)	$6,836	$2,345	$15,607
Depreciation and amortization	1,883	1,957	1,745	1,750	7,335
EBITDA (non-GAAP)	9,456	810	8,581	4,095	22,942
Fluids Systems sale process transaction expenses	293	326	313	304	1,236
Impairments and other charges	—	3,540	—	—	3,540
Gain on insurance recovery	—	—	(807)	—	(807)
Facility exit costs and other, net	358	—	—	741	1,099
Severance costs	40	29	515	36	620
Adjusted EBITDA (non-GAAP)	$10,147	$4,705	$8,602	$5,176	$28,630
Operating Margin (GAAP)	5.4%	(0.9)%	5.7%	2.1%	3.2%
Adjusted EBITDA Margin (non-GAAP)	7.2%	3.9%	7.2%	4.6%	5.8%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Industrial Solutions	Three Months Ended				TTM
(In thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	June 30, 2024
Revenues	$57,262	$46,455	$48,967	$66,791	$219,475
Operating income (GAAP)	$14,336	$11,415	$12,936	$19,392	$58,079
Depreciation and amortization	5,224	5,350	5,181	5,215	20,970
EBITDA (non-GAAP)	19,560	16,765	18,117	24,607	79,049
Gain on insurance recovery	—	—	(67)	—	(67)
Gain on legal settlement	—	—	(550)	—	(550)
Severance costs	162	—	518	175	855
Adjusted EBITDA (non-GAAP)	$19,722	$16,765	$18,018	$24,782	$79,287
Operating Margin (GAAP)	25.0%	24.6%	26.4%	29.0%	26.5%
Adjusted EBITDA Margin (non-GAAP)	34.4%	36.1%	36.8%	37.1%	36.1%

Net Debt and Net Leverage
The following table reconciles the Company’s total debt calculated in accordance with GAAP to the non-GAAP financial measures of Net Debt and Net Leverage:

(In thousands)	June 30, 2024	December 31, 2023
Current debt	$17,591	$16,916
Long-term debt, less current portion	40,392	58,117
Total Debt	57,983	75,033
Less: cash and cash equivalents	(35,087)	(38,594)
Net Debt	$22,896	$36,439

Adjusted EBITDA (non-GAAP) - TTM	$84,034	$80,130

Net Leverage	0.3x	0.5x
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